Exhibit 4.4.1

Supplemental Agreement No. 2

to

Purchase Agreement No. 3194

between

The Boeing Company

and

LAN AIRLINES S.A.

Relating to Boeing Model 777-FREIGHTER Aircraft

THIS SUPPLEMENTAL AGREEMENT, entered into as of the ___ day of November of 2010, by and between THE BOEING COMPANY, a Delaware corporation with offices in Seattle, Washington, (hereinafter called “Boeing”) and LAN AIRLINES S.A., a Chilean corporation (hereinafter called “Customer”).

WITNESSETH:

WHEREAS, Boeing and Customer entered into Purchase Agreement No. 3194 dated as of the 3rd day of July of 2007 relating to Boeing Model 777-FREIGHTER aircraft (Aircraft) which agreement, including all tables, exhibits, supplemental exhibits and specifications thereto, together with all letter agreements then or thereafter entered into that by their terms constitute part of such purchase agreement and as such purchase agreement may be amended or supplemented from time to time, is hereinafter called the "Purchase Agreement;"

WHEREAS, Customer has exercised its September 2015 Option Aircraft and Boeing has agreed to accelerated the delivery month to October 2012; and

WHEREAS, Boeing and Customer have mutually agreed to amend the Purchase Agreement to incorporate the effect of this and certain other changes.

AGREEMENT:

NOW THEREFORE, and in consideration of the mutual covenants herein contained, the parties agree to amend the Purchase Agreement as follows:

1.
Customer has exercised the Option Aircraft delivering in September 2015 and the delivery date has been accelerated to the month of October 2012.  This exercised Option Aircraft will have serial number 41518 and is hereafter designated the “Table 2 Aircraft”.

2.	Revision of Table of Contents and Aircraft Information Table to the Purchase Agreement:

2.1.	Table of Contents. The Table of Contents of the Purchase Agreement is deleted in its entirety and is replaced by a new Table of Contents attached hereto and identified with an SA-2 legend.

2.2.
Table 2, “Aircraft Delivery, Description, Price and Advance Payments” to Purchase Agreement No. 3194, (Table 2), attached hereto, is added to the Purchase Agreement and provides the aircraft delivery, description, price and advance payments for the Table 2 Aircraft.

3.
Exhibit A, “777-Freighter Aircraft Configuration”.  The initial configuration for the Table 2 Aircraft will be based on Boeing Configuration Specification DO19W007 Rev D dated February 19, 2010.  The final configuration will be a follow-on configuration to that of the September 2012 firm Aircraft.

4.	Revision of Supplemental Exhibits.

4.1.	Exhibit AE2 “Escalation Adjustment Airframe and Optional Features”, attached hereto, provides the escalation formula for the Table 2 Aircraft.

4.2.	Exhibit BFE1, “Buyer Furnished Equipment Variables” is deleted in its entirety and replaced by a new Exhibit BEF1, attached hereto and identified with a SA-2 legend.

5.	Revision to Letter Agreements.

5.1.           Letter Agreement 6-1162-ILK-0270R1 “Special Matters” is deleted in its entirety and replaced by Letter Agreement 6-1162-ILK-0270R2, attached hereto.

[***]

5.4.           The Attachment to Letter Agreement 6-1162-KSW-6454R1 is revised to show the Option for the Option Aircraft delivering in September 2015 as exercised.  The revised Attachment identified with an SA-2 legend is attached hereto.

5.5.           Letter Agreement LA-1002327 “Performance Guarantees for Table 2 Aircraft”, attached hereto, provides the performance guarantees for the Table 2 Aircraft.

6.           Amount Due At Signing.   To effect the implementation of this SA-2, payment of [***].

7.           Confidentiality.   Boeing and Customer understand that the commercial and financial information contained in this Purchase Agreement is considered by the parties as confidential (Confidential Information) and both agree not to disclose such Confidential Information except as provided herein.  In addition to the parties’ respective officers, directors and employees who need to know the Confidential Information and who understand the obligation to keep it confidential, the parties may disclose Confidential Information (1) to the extent required by law and (2) to its agents, auditors and advisors who need to know the Confidential Information for purposes of enabling each party to understand, perform its obligations under, or receive the benefits of, this Purchase Agreement and who have agreed not to use or disclose the Confidential Information for any other purpose without the other party’s prior written consent.  In the event that a party concludes that disclosure of Confidential Information contained in this Purchase Agreement is required by applicable law, the party will so advise the other party promptly in writing and endeavor to protect the confidentiality of such Confidential Information to the widest extent possible.  In the event of a legal dispute with Boeing, nothing herein will preclude Customer from sharing with its legal counsel information necessary for purposes of enabling counsel to advise or represent Customer provided that so long as Customer causes its legal counsel to maintain the confidentiality of information that is the subject of this Article.  Except as provided in the assignment provisions of Article 8 of the Special Matters Letter, Customer will not disclose this Purchase Agreement for purposes of financing payments without the prior written consent of Boeing, which consent will be provided once the financier enters into a Non Disclosure Agreement with Boeing in form and substance reasonably satisfactory to Boeing, which will include agreeing not to disclose or use Confidential Information except for the purpose set forth herein. This provision shall not apply to any Confidential Information that is in the public domain except that a party will be liable to the other for breach of its obligations under this provision if the Confidential Information entered the public domain as a consequence of a wrongful act or omission on its part.

The rest of this page is intentionally left blank.

The Purchase Agreement shall be deemed amended to the extent herein provided and as amended shall continue in full force and effect.

EXECUTED IN DUPLICATE as of the day and year first above written.

THE BOEING COMPANY		LAN AIRLINES S.A.

By:		By:
	Ms. Irma L. Krueger		Mr. Roberto Alvo

Its	Attorney-In-Fact	Its:	Sr Vice President Strategic Planning &
Corporate Development

By:
Mr. Alejandro de la Fuente Goic

		Its:	Chief Financial Officer

Airframe Model/MTOW:	777-Freighter	750000 pounds	Detail Specification:	D019W007-Rev D (2/19/2010)
Engine Model/Thrust:	GE90-110B1L	110100 pounds	Airframe Price Base Year/Escalation Formula:	Jul-10 ECI-MFG/CPI
Airframe Price:		[***]	Engine Price Base Year/Escalation Formula:	N/A N/A
Optional Features:		[***]
Sub-Total of Airframe and Features:		[***]	Airframe Escalation Data:
Engine Price (Per Aircraft):		[***]	Base Year Index (ECI):	106.8
Aircraft Basic Price (Excluding BFE/SPE):		[***]	Base Year Index (CPI):	215.6
Buyer Furnished Equipment (BFE) Estimate:		[***]
Seller Purchased Equipment (SPE) Estimate:		[***]

Transferred Option Deposit		[***]

		Escalation
Delivery	Number of	Factor		Manufacturer		[***]
Date	Aircraft	(Airframe)	Aircraft Block	Serial Number	[***]	[***]	[***]	[***]	[***]
Oct-2012	1	1.0455	TBD	41518	[***]	[***]	[***]	[***]	[***]
Total:	1

PURCHASE AGREEMENT NUMBER 3194

between

THE BOEING COMPANY

and

LAN AIRLINES S.A.

Relating to Boeing Model 777-Freighter Aircraft

TABLE OF CONTENTS

Page Number		ARTICLES	SA NUMBER
	1.	Quantity, Model and Description
	2.	Delivery Schedule
	3.	Price
	4.	Payment
	5.	Miscellaneous

TABLE
	1	777-FREIGHTER Aircraft Information Table

5	2	777-FREIGHTER Aircraft Information Table	SA-2

EXHIBIT
2	A.	777-FREIGHTER Aircraft Configuration	SA-2, Art 3.

	B.	Aircraft Delivery Requirements & Responsibilities

SUPPLEMENTAL EXHIBITS
	AE1	Escalation Adjustment/Airframe & Optional Features
9	AE2	Escalation Adjustment/Airframe & Optional Features	SA-2
13	BFE1	Buyer Furnished Equipment Variables	SA-2
	CS1	Customer Support Document
	EE1	Engine Escalation And Engine Warranty
	SLP1	Service Life Policy Components

LETTER AGREEMENTS
	3194-01	777 Spare Parts Initial Provisioning
	3194-02	Open Configuration Matters
	3194-03	Seller Purchased Equipment

RESTRICTED LETTER AGREEMENTS
16	6-1162-ILK-0270R2	Special Matters	SA-2
	6-1162-ILK-0271	AGTA Terms Revisions
2	[***]	[***]	[***]
	6-1162-ILK-0273	EULA Special Matters
	6-1162-ILK-0274	Performance Guarantees
	[***]	[***]

Page Number		ARTICLES	SA NUMBER

RESTRICTED LETTER AGREEMENTS, continued
[***]	[***]	[***]	[***]
	6-1162-ILK-0276	Special Matters Relating to Advance Payments Requirements
22	6-1162-KSW-6454R1	Option Aircraft	SA-2
23	LA-1002327	Aircraft Performance Guarantees for Table 2 Aircraft	SA-2

BUYER FURNISHED EQUIPMENT VARIABLES

between

THE BOEING COMPANY

and

LAN AIRLINES S.A.

Supplemental Exhibit BFE1 to Purchase Agreement Number 3194

BUYER FURNISHED EQUIPMENT VARIABLES

relating to

BOEING MODEL  AIRCRAFT

This Supplemental Exhibit BFE1 contains vendor selection dates, on-dock dates and other variables applicable to the Aircraft.

1.	Supplier Selection. Customer will:

1.1                 Select and notify Boeing of the suppliers and part numbers of the following BFE items by the following dates:

Avionics	September 1, 2011

2.	On-dock Dates

Boeing will provide to Customer a BFE Requirements On-Dock/Inventory Document (BFE Document) or an electronically transmitted BFE Report which may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions relating to the in-sequence installation of BFE.  For planning purposes, a preliminary BFE on-dock schedule is set forth as related in Attachment 1 to this Supplemental Exhibit BFE1 to Purchase Agreement Number 3194.

3.	Additional Delivery Requirements

Customer will insure that Customer’s BFE suppliers provide sufficient information to enable Boeing, when acting as Importer of Record for Customer’s BFE, to comply with all applicable provisions of the U.S. Customs Service.

Attachment 1 to Supplemental Exhibit BFE1 to Purchase Agreement Number 3194.

Item	Preliminary On-Dock Dates
as noted

	Sep-2012	Oct-2012
	Aircraft	Aircraft

Avionics	Apr 2012	May 2012

6-1162-ILK-0270R2

LAN Airlines S.A.
Avenida Presidente Riesco 5711
Piso 19
Las Condes
Santiago, Chile

Subject:	Special Matters

Reference:	Purchase Agreement No. 3194 (the Purchase Agreement) between The Boeing Company (Boeing) and LAN Airlines S.A. (Customer) relating to Boeing Model 777-FREIGHTER aircraft

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

Definitions.

“STE” when used specifically in relation to any credit memorandum contained in this letter agreement shall mean that the relevant credit memorandum shall be escalated to the month of delivery in the same manner as the Airframe Price.

“Limitations on Use” when used in relation to any credit memorandum contained in this letter agreement shall mean that the applicable credit memorandum may be used for the purchase of Boeing goods and services or applied to the final delivery payment for the Aircraft for which the credit was issued, but that the relevant credit memorandum shall be prohibited from use for satisfaction of any Advance Payment obligation.

“Table 1 Aircraft” shall mean the new Boeing Model 777-FREIGHTER Aircraft incorporated in the table entitled “Aircraft Information Table 1 to the Purchase Agreement” as of the date of this Letter Agreement contingent upon Customer’s satisfaction of the conditions of Article [INSERT PAGE NUMBER] herein which are applicable to the Cancelled Aircraft.

1.	[***]

2.	STE Credit Memoranda for the Table 1 and Table 2 Aircraft.

2.1              Subject to Customer’s adherence to the Limitations on Use, Boeing will provide the Customer with a credit memorandum concurrently with the delivery of each Table 1 and Table 2 Aircraft in description and amount which is identified in the following credit memoranda table:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

2.2              FIXED Amount Credit Memoranda for the Table 1 and Table 2 Aircraft.

Subject to Customer’s adherence to the Limitations on Use, Boeing will provide the Customer with a credit memorandum concurrently with the delivery of each Table 1 and Table 2 Aircraft in description and amount which is identified in the following credit memoranda table:

[***]	[***]
[***]	[***]
[***]	[***]

  2.3.[***]

3.	Not Used.

4.	Fuel Provided by Boeing.

Boeing will provide to Customer, without charge, the amount of fuel shown in U.S. gallons in the table below for the model of Aircraft being delivered and full capacity of engine oil at the time of delivery or prior to the ferry flight of the Aircraft as follows:
[***]	[***]
[***]	[***]

5.	Correction Time Objectives

In the event that Boeing is able to make improvements to Correction Time Objectives as defined in Article 8.3.1 of Exhibit C to the AGTA, Product Assurance Document, then Boeing will revise the referenced article to reflect the revision, e.g., to reflect subsequent schedule improvement to the extent realized.

6.	[***]

7.	[***]

8.	Assignment.

The Credit Memoranda described in this Letter Agreement are provided as a financial accommodation to Customer in consideration of Customer’s becoming the operator of the Aircraft, and cannot be assigned, in whole or in part, without the prior written consent of The Boeing Company.

9.	Confidential Treatment.

Boeing and Customer understand that the commercial and financial information contained in this Letter Agreement is considered by the parties as confidential (Confidential Information) and both agree not to disclose such Confidential Information except as provided herein.  In addition to the parties’ respective officers, directors and employees who need to know the Confidential Information and who understand the obligation to keep it confidential, the parties may disclose Confidential Information (1) to the extent required by law and (2) to its agents, auditors and advisors who need to know the Confidential Information for purposes of enabling each party to understand, perform its obligations under, or receive the benefits of, this Letter Agreement and who have agreed not to use or disclose the Confidential Information for any other purpose without the other party’s prior written consent.  In the event that a party concludes that disclosure of Confidential Information contained in this Letter Agreement is required by applicable law, the party will so advise the other party promptly in writing and endeavor to protect the confidentiality of such Confidential Information to the widest extent possible.  In the event of a legal dispute with Boeing, nothing herein will preclude Customer from sharing with its legal counsel information necessary for purposes of enabling counsel to advise or represent Customer provided that so long as Customer causes its legal counsel to maintain the confidentiality of information that is the subject of this Article.  Except as provided in the assignment provisions of Article 8 of this Letter Agreement, Customer will not disclose this Letter Agreement for purposes of financing payments without the prior written consent of Boeing, which consent will be provided once the financier enters into a Non Disclosure Agreement with Boeing in form and substance reasonably satisfactory to Boeing, which will include agreeing not to disclose or use Confidential Information except for the purpose set forth herein. This provision shall not apply to any Confidential Information that is in the public domain except that a party will be liable to the other for breach of its obligations under this provision if the Confidential Information entered the public domain as a consequence of a wrongful act or omission on its part.

Very truly yours,

THE BOEING COMPANY

By
Ms. Irma L. Krueger

Its:	Attorney-In-Fact

If the foregoing correctly sets forth your understanding of our agreement with respect to the matters treated herein, please indicate your acceptance, agreement and approval.

ACCEPTED AND AGREED TO this  day of November of  2010.

LAN AIRLINES S.A.

By:
Mr. Roberto Alvo

Its:	Sr. Vice President Strategic Planning &

Corporate Finance Director

By:
Mr. Mr. Alejandro de la Fuente Goic

Its:	Chief Financial Officer

Attachment To
Letter Agreement
6-1162-KSW-6454R1
Option Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	777-Freighter	750000 pounds	Detail Specification:	D019W007-NEW (7/24/2006)
Engine Model/Thrust:	GE90-110B1L	110100 pounds	Airframe Price Base Year/Escalation Formula:	Jul-06	ECI-MFG/CPI
Airframe Price:		[***]	Engine Price Base Year/Escalation Formula:	N/A	N/A
Optional Features:		[***]
Sub-Total of Airframe and Features:		[***]	Airframe Escalation Data:
Engine Price (Per Aircraft):		[***]	Base Year Index (ECI):	180.3
Aircraft Basic Price (Excluding BFE/SPE):		[***]	Base Year Index (CPI):	195.4
Buyer Furnished Equipment (BFE) Estimate:		[***]
Seller Purchased Equipment (SPE) Estimate:		[***]

Non-Refundable Deposit/Aircraft at Def Agreemt:		[***]

		Escalation
Delivery	Number of	Factor			[***]
Date	Aircraft	(Airframe)		[***]	[***]	[***]	[***]	[***]
Sep-2014	1	1.1828		[***]	[***]	[***]	[***]	[***]
Sep-2015	1	1.2136	Exercised SA-2	[***]	[***]	[***]	[***]	[***]
Total	2

[***]

P.A. No. 3194		SA-2
LAN- 54163-10.TXT	Boeing Proprietary	Page 1

LAN-3194-LA-1002327

LAN Airlines S.A.
Avenida Presidente Riesco 5711
Piso 19
Las Condes
Santiago, Chile

Subject:	Aircraft Performance Guarantees for Table 2 Aircraft

Reference:	Purchase Agreement No. 3194 (Purchase Agreement) between The Boeing Company (Boeing) and LAN Airlines S.A. (Customer) relating to Model 777-F aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

Boeing agrees to provide Customer with the performance guarantees in the Attachment for the Table 2 Aircraft.  [***]

Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer in consideration of Customer’s becoming the operator of the Aircraft and cannot be assigned in whole or, in part.

Confidential Treatment.

The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties.  Customer will limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

Very truly yours,

THE BOEING COMPANY

By:
Ms. Irma L. Krueger
Its:	Attorney-In-Fact

ACCEPTED AND AGREED TO this  day of November of  2010.

LAN AIRLINES S.A.

By:
Mr. Roberto Alvo

Its:	Sr. Vice President Strategic Planning &
Corporate Finance Director

By:
Mr. Mr. Alejandro de la Fuente Goic

Its:	Chief Financial Officer

MODEL 777 FREIGHTER PERFORMANCE GUARANTEES

FOR LAN AIRLINES S.A.

SECTION	CONTENTS

1	AIRCRAFT MODEL APPLICABILITY

2	FLIGHT PERFORMANCE

3	MANUFACTURER'S EMPTY WEIGHT

4	AIRCRAFT CONFIGURATION

5	GUARANTEE CONDITIONS

6	GUARANTEE COMPLIANCE

7	EXCLUSIVE GUARANTEES

1	AIRCRAFT MODEL APPLICABILITY

[***]

2	FLIGHT PERFORMANCE

2.1	[***]

2.2	[***]

2.3	[***]

3	MANUFACTURER'S EMPTY WEIGHT

[***]

4	AIRCRAFT CONFIGURATION

4.1
The guarantees contained in this Attachment are based on the Aircraft configuration as defined in the original release of Detail Specification TBD (hereinafter referred to as the Detail Specification).  Appropriate adjustment shall be made for changes in such Detail Specification approved by the Customer and Boeing or otherwise allowed by the Purchase Agreement which cause changes to the flight performance and/or weight and balance of the Aircraft.  Such adjustment shall be accounted for by Boeing in its evidence of compliance with the guarantees.

4.2	The Manufacturer's Empty Weight guarantee of Section 3 will be adjusted by Boeing for the following in its evidence of compliance with the guarantees:

(1)        Changes to the Detail Specification or any other changes mutually agreed upon between the Customer and Boeing or otherwise allowed by the Purchase Agreement.

(2)        The difference between the component weight allowances given in Appendix IV of the Detail Specification and the actual weights.

5	GUARANTEE CONDITIONS

5.1	All guaranteed performance data are based on the International Standard Atmosphere (ISA) and specified variations therefrom; altitudes are pressure altitudes.

5.2
The Federal Aviation Administration (FAA) regulations referred to in this Attachment are, unless otherwise specified, the 777F Certification Basis regulations specified in the Type Certificate Data Sheet T00001SE, dated July 28, 2009.

5.3
In the event a change is made to any law, governmental regulation or requirement, or in the interpretation of any such law, governmental regulation or requirement that affects the certification basis for the Aircraft as described in Paragraph 5.2, and as a result thereof, a change is made to the configuration and/or the performance of the Aircraft in order to obtain certification, the guarantees set forth in this Attachment shall be appropriately modified to reflect any such change.

5.4
The takeoff and landing guarantees are based on hard surface, level and dry runways with no wind or obstacles, no clearway or stopway, 235 mph tires, with anti-skid operative, and with the Aircraft center of gravity at the most forward limit unless otherwise specified.  The takeoff performance is based on no engine bleed for air conditioning or thermal anti-icing and the Auxiliary Power Unit (APU) turned off unless otherwise specified.  Unbalanced field length calculations and the improved climb performance procedure will be used for takeoff as required.  The landing performance is based on the use of automatic spoilers.

5.5
The cruise range guarantee includes allowances for normal power extraction and engine bleed for normal operation of the air conditioning system.  Normal electrical power extraction shall be defined as not less than a 212 kilowatts total electrical load.  Normal operation of the air conditioning system shall be defined as pack switches in the "Auto" position, the temperature control switches in the "Auto" position that results in a nominal cabin temperature of 75°F, and all air conditioning systems operating normally.  This operation allows a maximum cabin pressure differential of 8.6 pounds per square inch at higher altitudes, with a nominal Aircraft cabin ventilation rate of 9,100 cubic feet per minute including passenger cabin recirculation (nominal recirculation is 50 percent).  The APU is turned off unless otherwise specified.

5.6	The cruise range guarantee is based on an Aircraft center of gravity location, as determined by Boeing, not to be aft of 30 percent of the mean aerodynamic chord.

5.7	Performance, where applicable, is based on a fuel Lower Heating Value (LHV) of 18,580 BTU per pound.

6	GUARANTEE COMPLIANCE

6.1	Compliance with the guarantees of Sections 2 and 3 shall be based on the conditions specified in those sections, the Aircraft configuration of Section 4 and the guarantee conditions of Section 5.

6.2	Compliance with the takeoff and landing guarantees shall be based on the FAA approved Airplane Flight Manual for the Model 777F.

6.3
Compliance with the cruise range guarantee shall be established by calculations based on flight test data obtained from an aircraft in a configuration similar to that defined by the Detail Specification.

6.4	Compliance with the Manufacturer's Empty Weight guarantee shall be based on information in the "Weight and Balance Control and Loading Manual - Aircraft Report."

6.5
The data derived from tests shall be adjusted as required by conventional methods of correction, interpolation or extrapolation in accordance with established engineering practices to show compliance with these guarantees.

6.6	Compliance shall be based on the performance of the airframe and engines in combination, and shall not be contingent on the engine meeting its manufacturer's performance specification.

7	[***]

Table 2 To
Purchase Agreement No. 3194
Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	777-Freighter	750000 pounds	Detail Specification:	D019W007-Rev D (2/19/2010)
Engine Model/Thrust:	GE90-110B1L	110100 pounds	Airframe Price Base Year/Escalation Formula:	Jul-10 ECI-MFG/CPI
Airframe Price:		[***]	Engine Price Base Year/Escalation Formula:	N/A N/A
Optional Features:		[***]
Sub-Total of Airframe and Features:		[***]	Airframe Escalation Data:
Engine Price (Per Aircraft):		[***]	Base Year Index (ECI):	106.8
Aircraft Basic Price (Excluding BFE/SPE):		[***]	Base Year Index (CPI):	215.6
Buyer Furnished Equipment (BFE) Estimate:		[***]
Seller Purchased Equipment (SPE) Estimate:		[***]

Transferred Option Deposit		[***]

		Escalation
Delivery	Number of	Factor		Manufacturer		[***]
Date	Aircraft	(Airframe)	Aircraft Block	Serial Number	[***]	[***]	[***]	[***]	[***]
Oct-2012	1	1.0455	TBD	41518	[***]	[***]	[***]	[***]	[***]
Total:	1

P.A. 3194 SA-2		10/2010
LAN- 55257-1F.TXT	Boeing Proprietary	Page 1